                           UNITED DEFENSE INDUSTRIES, INC.

                      8-3/4% SENIOR SUBORDINATED NOTES DUE 2007

                                  PURCHASE AGREEMENT

                                                                October 1, 1997



LEHMAN BROTHERS INC.
BT ALEX. BROWN INCORPORATED
CHASE SECURITIES INC.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

          United Defense Industries, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to you (the "INITIAL PURCHASERS") $200,000,000 million in aggregate principal amount of its 8-3/4% Senior Subordinated Notes due 2007 (the "INITIAL NOTES"). The payment of principal, premium, interest and Liquidated Damages (as defined below) if any, on the Initial Notes and the Company's 8-3/4% Senior Subordinated Notes due 2007 to be issued in the Registered Exchange Offer referred to below (the "NEW NOTES" and, together with the Initial Notes, the "NOTES") will be unconditionally guaranteed pursuant to guarantees (the "GUARANTEES") issued on a senior subordinated basis by United Defense, L.P. ("UDLP") (as of the Effective Time (as defined below)), UDLP Holdings Corp. and Iron Horse Investors, L.L.C. ("IRON HORSE") (collectively, the "GUARANTORS"). The Initial Notes are to be issued pursuant to the terms of an indenture to be dated as of October 6, 1997 (the "CLOSING DATE") among the Company, Norwest Bank Minnesota, N.A., as trustee (the "TRUSTEE"), and the Guarantors (as supplemented by the Supplemental Indenture (as defined below), if any, the "INDENTURE").

          The Initial Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum (the "PRELIMINARY OFFERING MEMORANDUM"), dated September 16, 1997 and a final offering memorandum (the "OFFERING MEMORANDUM"), dated October 1, 1997, relating to the Company, UDLP and the Initial Notes. As described in the Offering Memorandum, the Company will use all of the net proceeds from the offering of the Initial Notes, together with the Equity Contribution (as defined in the Offering Memorandum), the Seller Note (as defined in the Offering Memorandum) and borrowings under the Senior Credit Facility (as defined below), to fund the acquisition by the Company of all of the respective partnership interests of FMC Corporation ("FMC") and Harsco Corporation and Harsco UDLP Corporation (collectively, "HARSCO") in UDLP and the acquisition by UDLP of certain assets of FMC's Corporate Technology Center (collectively, the "ACQUISITION") and to pay the fees and expenses in connection therewith. The time of the consummation of the Acquisition is referred to herein as the "EFFECTIVE TIME".

          At the Effective Time, the Company, the Guarantors and the Trustee will enter in a first supplemental indenture to the Indenture (the "SUPPLEMENTAL INDENTURE") providing for the Guarantee by UDLP, unless UDLP is already a party to and Guarantor under the Indenture as a result of the Effective Time being on the Closing Date.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE
     HOLDER: REPRESENTS THAT (I) IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT TO (A) THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144 UNDER THE ACT, (C) AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO NORWEST BANK MINNESOTA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO NORWEST BANK MINNESOTA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION, "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT."


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

          You have represented and warranted to the Company that you will make offers (the "EXEMPT RESALES") of the Initial Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely (i) to persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), (ii) to a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1),
(2), (3) and (7) under the Act, who execute a letter containing certain representations and agreements in the form set forth as Annex A to the Offering Memorandum (each, an "ACCREDITED INSTITUTION") and (iii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 904 of Regulation S ("REGULATION S") under the Act (such persons specified in clauses (i) through (iii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Initial Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated as of the Closing Date, in the form of Exhibit A hereto, for so long as such Initial Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the New Notes to be offered in exchange for the Initial Notes (such offer to exchange being referred to collectively as the "REGISTERED EXCHANGE OFFER"), and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Initial Notes, and to use its best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." This is to confirm the agreements concerning the purchase of the Initial Notes from the Company by you.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and each Guarantor represents, warrants and agrees as follows:

          (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

          (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not and will not at any time contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.


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          (c)  The market-related and customer-related data and estimates included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

          (d) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, UDLP and the Subsidiaries (as defined in the Indenture) and the Foreign Affiliates (as defined in the Acquisition Agreement hereinafter referred to) of the Company and UDLP, taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (e) UDLP is a limited partnership duly formed and validly existing and in good standing under the laws of Delaware with full power and authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect.

          (f) Iron Horse is a limited liability corporation duly formed and validly existing and in good standing under the laws of Delaware with full limited liability company power and authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect.

          (g) UDLP Holdings Corp. is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect.

          (h) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement.

          (i) Each Guarantor (except UDLP) has and, at and as of the Effective Time, UDLP will have all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees.

          (j) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor (except UDLP) and, at and as of the Effective Time, will be duly and validly authorized, executed and delivered by UDLP, and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes the valid and binding agreement of the Company and each


                                          4
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Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

          (k) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor (except UDLP) and, at and as of the Effective Time, will be duly and validly authorized by UDLP and, upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

          (l) The Indenture has been duly and validly authorized by the Company and each Guarantor (except UDLP) and, at and as of the Effective Time, will be duly and validly authorized by UDLP, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 ACT"), is required in connection with the offer and sale of the Initial Notes contemplated hereby or in connection with the Exempt Resales other than in connection with the performance of the Company's obligations under the Registration Rights Agreement.

          (m) The Initial Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (n) The Guarantees to be endorsed on the Initial Notes have been duly and validly authorized by each Guarantor (except UDLP) and, at and as of the Effective Time, will be duly and validly authorized by UDLP and when duly executed by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their


                                          5
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terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (o) On or prior to the Closing Date, the New Notes will have been duly and validly authorized and, if and when executed and delivered by the Company, and if and when the New Notes have been issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (p) On or prior to the Closing Date, the Guarantees to be endorsed on the New Notes will have been duly and validly authorized by each Guarantor (except UDLP) and, at and as of the Effective Time, will be duly and validly authorized by UDLP and, if and when executed and delivered by the Guarantors, and if and when the New Notes have been issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Guarantees to be endorsed on the New Notes will be valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (q) The Company has all requisite corporate power and authority to enter into (i) the Seller Note, (ii) the Credit Agreement (the "SENIOR CREDIT FACILITY"), by and among the Company, Iron Horse, various lending institutions including Lehman Brothers Commercial Paper Inc. and Citibank, N.A. (as Documentation Agents), and Bankers Trust Company (as Administrative Agent and as Syndication Agent) and (iii) any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by such Credit Agreement (collectively, the "CREDIT DOCUMENTS").

          (r) Each of the Seller Note, the Senior Credit Facility and the other Credit Documents has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (s) The Company has all requisite corporate power and authority to enter into (i) the Purchase Agreement, as supplemented by Supplemental Agreement No. 1 thereto (the "ACQUISITION AGREEMENT"), dated August 25, 1997, among FMC, Harsco and Iron Horse Acquisition Corp. (predecessor name to the Company), and
(ii) any and all other agreements, including the Ancillary Agreements (as defined in the Acquisition Agreement), and side letters ancillary to or entered into in connection with the transaction contemplated by the Acquisition Agreement.


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          (t)  (i) Each of the Acquisition Agreement and the Ancillary
Agreements has been duly and validly authorized, has been or will be duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes or will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law); and (ii) all representation and warranties made by the Company in Section 6 of the Acquisition Agreement are true and correct in all material respects as of the date hereof.

          (u) All the shares of capital stock of the Company outstanding prior to the issuance of the Initial Notes have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by Iron Horse free and clear of any lien, adverse claim, security interest, equity or other encumbrance (except pursuant to the Senior Credit Facility), and, at and as of the Effective Time, the outstanding capital stock of the Company will be as represented by Stockholder's Equity under the caption "Capitalization" in the Offering Memorandum.

          (v) Neither the Company nor its direct parent, Iron Horse, nor any of the Subsidiaries of the Company, and, at and as of the Effective Time, UDLP, owns Capital Stock (as defined in the Indenture) of any corporation or entity other than other Subsidiaries and Foreign Affiliates of the Company and UDLP. All the outstanding shares of Capital Stock of each of the Wholly Owned Subsidiaries (as defined in the Indenture) of the Company, and, at and as of the Effective Time, UDLP, have been or will be duly authorized and validly issued, are fully paid and nonassessable, and are or will be on the Closing Date or the Effective Time, as the case may be, wholly owned by the Company (with the exception of any director's qualifying shares) directly, or indirectly through one or more of the Subsidiaries of the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance (except pursuant to the Senior Credit Facility).

          (w) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor (except UDLP) or, at and as of the Effective Time, UDLP, and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor owned or to be owned by such person or to require the Company or such Guarantor to include such securities in the securities registered pursuant to the Exchange Offer Registration Statement, the Shelf Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or such Guarantor under the Act.

          (x) Since the date as of which information is given in the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in, or specifically contemplated by, the Offering Memorandum, none of the Company, UDLP or any Guarantor has (i) issued or granted any securities, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend on its Capital Stock.

          (y) There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, threatened, against the Company, UDLP or the Subsidiaries and Foreign Affiliates of the Company and UDLP or to which any of their respective properties (or any of the properties to be acquired by the Company upon consummation of the transactions contemplated by the Acquisition Agreement), is subject, that are not disclosed in, or specifically contemplated by, the Offering

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Memorandum and which, if adversely decided, would reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect or to materially and adversely affect the issuance of the Notes and the Guarantees or the consummation of the other transactions contemplated by the Operative Documents, the Acquisition Agreement, the Ancillary Agreements, the Seller Note, the Senior Credit Facility, the other Credit Documents and the documentation pursuant to which the Equity Contribution will be consummated (collectively, the "TRANSACTION DOCUMENTS"). None of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP are involved in any strike, job action or labor dispute with any group of employees, and, to the knowledge of the Company or any of the Guarantors, no such action or dispute is imminent which could reasonably be expected to have a Material Adverse Effect.

          (z) No material relationship, direct or indirect, exists between or among the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP on the other hand which is required to be described in the Offering Memorandum, which is not so described pursuant to Regulation S-K of the Act (assuming Regulation S-K is applicable to the Offering Memorandum).

          (aa) None of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP (i) is in violation of its certificate of incorporation, bylaws, partnership agreement or other organizational documents,
(ii) is in default in any material respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject that is material to the condition (financial or other), business, properties or results of operations of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP, taken as a whole (collectively, the "MATERIAL AGREEMENTS"), and (iii) assuming compliance of the Initial Purchasers with their representations and covenants in Section 2, is in violation in any material respect of any law, statute or ordinance, or any rule, regulation, injunction or decree of any court or governmental agency to which their respective property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (i), (ii) or (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the issuance of the Notes and the Guarantees or the consummation of the other transactions contemplated by the Transaction Documents and except in the case of clause (i) or (ii) any such violation or default determined to have occurred the allegation of which is disclosed in, or specifically contemplated by, the Offering Memorandum.

          (ab) Except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such filing or registration would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the issuance of the Notes and the Guarantees or the consummation of the other transactions contemplated by the Transaction Documents and except as disclosed in, or specifically contemplated by, the Offering Memorandum and assuming compliance of the Initial Purchasers with their representations and covenants in Section 2, none of the issuance, offer or sale of the Notes and the Guarantees, the execution, delivery or performance by the Company or any Guarantor of this Agreement, the Guarantees or the other Transaction Documents to which the Company or any Guarantor is a party, compliance by the Company or any Guarantor with the provisions hereof or thereof nor consummation by the Company or any

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Guarantor of the transactions contemplated hereby or by the other Transaction
Documents to which the Company or any Guarantor is a party (i) requires any consent, approval, authorization or other order of, or registration or filing with, any federal, state, local or foreign court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the New Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions and except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation, partnership agreement or bylaws, or other organizational documents, of the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any Material Agreement or materially and adversely affect the issuance of the Notes and the Guarantees or the consummation of the other transactions contemplated by the Transaction Documents or will violate any federal, state, local, or foreign law, statute, ordinance or any rule, regulation, injunction or decree of any federal, state, local or foreign court or governmental agency to which the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP or the property or assets of the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP may be subject or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP (except for liens arising under the Senior Credit Facility) pursuant to the terms of any agreement or instrument to which the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP is a party or by which the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP may be bound or to which any of the property or assets of the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP is subject.

          (ac) The accountants, Ernst & Young LLP, who have certified certain of the financial statements included as part of the Offering Memorandum, are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

          (ad) The consolidated historical and PRO FORMA financial statements, together with related notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-1 under the Act. Such historical financial statements fairly present the financial position of the Company and UDLP at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with GAAP consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial and statistical information and data included in the Offering Memorandum, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and UDLP.

          (ae) Except as disclosed in, or specifically contemplated by, the Offering Memorandum, subsequent to the date of the latest audited financial statements included in the Offering Memorandum, neither the Company nor any Guarantor has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company or such Guarantor, as the case may be, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or such Guarantor or any material adverse change, or any development involving or which would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, results of operations of the Company or such Guarantor.

          (af) The Company and UDLP maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ag) Each of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all Liens, except for Permitted Liens (as such terms are defined in the Offering Memorandum) or except such as are described in, or specifically contemplated by, the Offering Memorandum or to the extent the failure to have such title or existence of such liens, claims, security interests or other encumbrances would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP. All the material property described in the Offering Memorandum as being held under lease by the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP are, to the knowledge of the Company, held by them under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere with the conduct of the business of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP, taken as a whole and except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (ah) Each of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP owns or possesses, free and clear of all Liens (other than Permitted Liens), defects, restrictions or equities of any kind whatsoever, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently employed by it in connection with its respective business now operated by it, except as disclosed in, or specifically contemplated by, the Offering Memorandum or where the failure to own, use, possess or have the ability to acquire such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company, UDLP and the Subsidiaries of the Company and UDLP does not, to the knowledge of the Company or any of the Guarantors, infringe on the rights or claimed rights of any person, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the Company, UDLP and the Subsidiaries of the Company and UDLP have received any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect.

          (ai) Each of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("PERMITS") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except as disclosed in or specifically contemplated by the Offering Memorandum, and to the extent that the failure to have such Permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; each of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP has fulfilled and performed in all material respects, all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as disclosed in, or specifically contemplated by, the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as disclosed in, or specifically contemplated by, the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP.

          (aj) Except as set forth in, or specifically contemplated by, the Offering Memorandum, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, UDLP or any of the Subsidiaries of the Company and UDLP (or, to the knowledge of the Company or any of the Guarantors, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, UDLP or any of the Subsidiaries of the Company and UDLP in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected, individually or in the aggregate, with all such violations and remedial actions, to have a Material Adverse Effect; except as disclosed in, or specifically contemplated by, the Offering Memorandum, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, UDLP or any of the Subsidiaries of the Company and UDLP or with respect to which the Company or any of the Guarantors has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (ak) Each of the Company and UDLP is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); and except as disclosed in, or specifically contemplated by, the Offering Memorandum and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the

Company or UDLP would have any liability and except as disclosed in, or specifically contemplated by, the Offering Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, each "pension plan" other than a multiemployer plan, as defined in ERISA, for which the Company or UDLP would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE") is so qualified in all material respects and to the knowledge of the Company and UDLP, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (al) Each of the Company, UDLP and the Subsidiaries of the Company and UDLP maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company, UDLP and the Subsidiaries of the Company and UDLP and their businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the Company, UDLP and the Subsidiaries of the Company and UDLP have received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force through the Closing Date, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (am) Except as disclosed in, or specifically contemplated by, the Offering Memorandum, each of the Company, UDLP and the Subsidiaries and Foreign Affiliates of the Company and UDLP has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid, or made adequate reserve or provision for, all taxes due thereon, that, on the date hereof, are due and payable,and no tax deficiency has been determined adversely to the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP which has had a Material Adverse Effect.

          (an) None of the Company, UDLP and the Subsidiaries of the Company and UDLP, nor to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, UDLP or any of the Subsidiaries of the Company and UDLP, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (ao) The Company is not and, upon sale of the Initial Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (ap) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Initial Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Initial Notes. No securities of the same class as the Initial Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (aq) When the Initial Notes are issued and delivered pursuant to this Agreement, such Initial Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company, if any, that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or that are quoted in a United States automated inter-dealer quotation system.

          (ar) Assuming (i) that the Initial Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, (ii) that your representations and warranties in Section 2 are true, (iii) that the representations of the Accredited Institutions set forth in the certificates of such Accredited Institutions in the form set forth in Annex A to the Offering Memorandum are true, (iv) compliance by you with your covenants set forth in Section 2 and (v) that each of the Eligible Purchasers is a QIB, an Accredited Institution or a person who is not a "U.S. person" who acquires the Initial Notes outside the United States in an "offshore transaction" (within the meaning of Rule 904 of Regulation S), the purchase of the Initial Notes by you pursuant hereto and the initial resale of the Initial Notes pursuant hereto pursuant to the Exempt Resales is exempt from the registration requirements of the Act.

          (as) None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Company and its affiliates and all persons acting on its behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Notes outside of the United States; PROVIDED THAT no representation is made as to the Initial Purchasers or any person, acting on their behalf.

          (at) The sale of the Initial Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provision of the Act.

          2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INITIAL PURCHASERS. Each Initial Purchaser represents and warrants with respect to itself that:

          (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

          (b) Such Initial Purchaser (i) is not acquiring the Initial Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Initial Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes by, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Initial Notes.

          (c) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Initial Purchasers represent that they have not offered, sold or delivered the Notes, and will not offer, sell or deliver the Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date or such longer period as may then be applicable under Regulation S (such period, the "RESTRICTED PERIOD"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Act, or to Accredited Institutions in transactions that are exempt from the registration requirements of the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

          (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale pursuant to Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the Restricted Period a confirmation or notice substantially to the following effect:

     "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meanings assigned to them in Regulation S."

          Such Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

          (e) Such Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (f) Such Initial Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except such advertisements as may be permitted by Regulation S.

          (g) The sale of the Initial Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provision of the Act.

          (h) Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

          The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

          Each Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, the Eligible Purchasers in Exempt Resales.

          3. PURCHASE OF THE NOTES BY THE INITIAL PURCHASERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $200,000,000 million in aggregate principal amount of Initial Notes to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase the aggregate principal amount of Initial Notes set forth opposite that Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Initial Notes at an aggregate purchase price equal to 97.25% of the principal amount thereof (the "PURCHASE PRICE").

          The Company shall not be obligated to deliver any of the Initial Notes to be delivered, except upon payment for all the Initial Notes to be purchased on such Closing Date as provided herein.

          4.   DELIVERY OF AND PAYMENT.

          (a) Delivery to the Initial Purchasers of and payment for the Initial Notes shall be made at 9:00 a.m., New York City time, on the Closing Date at the offices of Kirkland & Ellis, Chicago, IL, or such other time or place as you and the Company shall designate.

          (b) One or more Initial Notes in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Initial Notes sold pursuant to Eligible Resales (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you two business days prior to the Closing Date. The Global Note in definitive form shall be made available to you for inspection not later than 9:30 a.m. on the day immediately preceding the Closing Date.

          (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder.

          5.   FURTHER AGREEMENTS OF THE COMPANY AND THE GUARANTORS.

          The Company and each of the Guarantors agrees:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Initial Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and each Guarantor shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Initial Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Initial Notes under any state securities or Blue Sky laws, the Company and each Guarantor shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company and each Guarantor consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

          (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement.
The Company shall reasonably promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of your counsel, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) such statements or omissions will be corrected and (ii) the Offering Memorandum will comply with applicable law.

          (e) To cooperate with you and your counsel in connection with the qualification of the Initial Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company shall continue such qualification in effect so long as required by law for distribution of the Initial Notes and shall file such consents to service of process or other documents as may be necessary in order to effect such qualification.

          (f) To the extent it lawfully may do so, not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Initial Notes.

          (g) Prior to the Closing Date, to furnish to you, as soon as they have been prepared, a copy of any internal consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

          (h) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions set forth in Section 7 hereof.

          (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to you or the Eligible Purchasers of Initial Notes.

          (j) For so long as any of the Notes remain outstanding and are Restricted Securities within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any registered holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (k) To comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) To use its reasonable best efforts to effect the inclusion of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL").

          (m) To apply the net proceeds from the sale of the Initial Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds."

          (n) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          (o) To cause UDLP, at and as of the Effective Time, to duly execute this Agreement, the Supplemental Indenture (if the Effective Time is other than on the Closing Date) and the Guarantee referred to therein.

          (p) Neither the Company nor any of its Subsidiaries, other than Foreign Affiliates, shall offer, sell, contract to dispose of, or file a registration statement for, any debt security of the Company or any such Subsidiary, or any security convertible into or exchangeable for, any such debt security (other than the Notes, the Seller Note, any commercial paper or similar short-term promissory notes issued by the Company or any Guarantor, or pursuant to the Registration Rights Agreement, the Senior Credit Facility or any other Credit Facility (as defined in the Indenture)), in any such case, in an aggregate principal amount in excess of $35 million, for a period of 120 days after the date of this Agreement, without the prior written consent of Lehman Brothers Inc.

          6. EXPENSES. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company of the Notes, (iv) the issuance and delivery by the Guarantors of the Guarantees, (v) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (vi) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vii) the preparation of certificates for the Notes and Guarantees (including, without limitation, printing and engraving thereof),
(viii) the fees, disbursements and expenses of the Company's counsel and accountants, (ix) all expenses and listing fees in connection with the application for quotation of the Initial Notes in PORTAL, (x) all fees and expenses of the Company in connection with approval of the Notes by DTC for "book-entry" transfer and (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement; PROVIDED THAT, except as provided in Section 6(ii) and Section 10, the Initial Purchasers shall pay their own costs and expenses of their counsel.

          7. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company and the

Guarantors contained herein, to the performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum shall have been printed and copies distributed to you not later than 4:00 p.m., New York City time, on October 2, 1997, or as promptly as practicable thereafter, or at such later date and time as you may approve in writing.

          (b) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material or is necessary to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Transaction Documents, the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby and the other Transaction Documents shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Latham & Watkins shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, substantially in the form attached hereto as Exhibit B. The opinion of such counsel may be limited to the laws of the state of New York, the General Corporation Law of the state of Delaware and the federal laws of the United States. All or a portion of the opinions set forth in paragraph (q) of such opinion relating to UDLP may be delivered by internal counsel to UDLP or other counsel reasonably satisfactory to the Initial Purchasers. Additionally, (i) Latham & Watkins and Kirkland & Ellis shall have furnished to the Initial Purchasers their written opinions, as counsel to the Company, and FMC and Harsco, respectively, addressed to, or authorizing reliance by, the Initial Purchasers and dated the Closing Date, and
(ii) Latham & Watkins shall have furnished to the Initial Purchasers its written opinion, as counsel to the Credit Parties (as defined in the Senior Credit Facility), addressed to, or authorizing reliance by, the Initial Purchasers and dated the Closing Date.

          (e) The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

          (g) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its President and its Secretary, stating that:

               (i) The representations, warranties and agreements of the Company (after giving effect to all materiality qualifiers therein) and the Guarantors in Section 1 are true and correct as of such date and giving effect to the consummation of the transactions contemplated by the Transaction Documents, the Company and each Guarantor has complied with all its agreements contained herein, and the conditions on their part to be performed or satisfied hereunder have been fulfilled; and

               (ii) They have examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion (i) the Preliminary Offering Memorandum as of its date and the Offering Memorandum as of its date and the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

          (h) (i)   None of the Company, UDLP or any of the Subsidiaries and
Foreign Affiliates of the Company and UDLP shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, UDLP or any of the Subsidiaries and Foreign Affiliates of the Company and UDLP, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          (i) Prior to or substantially simultaneously with the closing of the transactions contemplated by the Operative Documents, the Company shall have (w) received the Equity Contribution, (x) received the proceeds of the Indebtedness incurred under the Senior Credit Facility, (y) issued the Seller Note in form and substance satisfactory to the Initial Purchasers, and (z) all conditions to the consummation of the Acquisition Agreement shall have been satisfied or waived, and the parties to the Acquisition Agreement shall be, in the reasonable judgment of the Initial Purchasers, prepared to close immediately, in each case on substantially the terms described in the Offering Memorandum; provided, however, that this condition shall not apply if the Effective Time is not on the Closing Date, in which event a certificate will be delivered with respect to this condition as contemplated by the Indenture at and as of the Effective Time.

          (j) Milbank, Tweed, Hadley & McCloy shall have been furnished with executed copies, certified by the Secretary of the Company, of the Transaction Documents and such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Initial Purchasers, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          (m) The Initial Purchasers shall have received an opinion as to the solvency of the Company addressed to the Initial Purchasers and dated the Closing Date from Valuation Research Corporation in form and substance reasonably satisfactory to the Initial Purchasers.

          (n) The Initial Purchasers and counsel for the Initial Purchasers shall have received an opinion in form and substance reasonably satisfactory to the Initial Purchasers with respect to the pledge of the proceeds of the Notes and other amounts to the Trustee pursuant to the Indenture in the event the Acquisition is not consummated on the Closing Date.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          8.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and the Guarantors, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial

Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that neither the Company nor the Guarantors shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or any Guarantor may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, the Guarantors, their officers and employees, each of their directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such Guarantor, director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Guarantors, and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Guarantors, or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the indemnified parties.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Initial Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Initial Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Initial Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum.
The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Initial Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The Initial Purchasers confirm and the Company acknowledges that the last paragraph on the cover page and the stabilization legend on page ii and the information set forth in the 1st through the 9th and the 13th paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

          9. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers Inc. by notice given to the Company prior to delivery of and payment for the Initial Notes if, prior to that time, any of the events described in Sections 7(h) or 7(l) shall have occurred or if the Initial Purchasers shall decline to purchase the Initial Notes for any reason permitted under this Agreement. If, on the Closing Date, any of the Initial Purchasers default in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Closing Date if the total principal amount of Notes which the defaulting Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the principal amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on such Closing Date. If the remaining Initial Purchasers or other purchasers satisfactory to the Initial Purchasers do not elect to purchase the shares which the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and except that the provisions of Section 8 shall not terminate and shall remain in full force and effect. As used in this Agreement, the term "Initial

Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Notes which a defaulting Initial Purchaser agreed to but failed to purchase.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

          10. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If the Company shall fail to tender the Initial Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the fees and disbursements of its counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Initial Notes, and upon demand the Company shall pay the full amount thereof to Lehman Brothers Inc.

          11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Arnold B. Peinado, III (Fax: 212-530-5219) and, in the case of any notice pursuant to
     Section 8, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285; and

          (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to United Defense Industries Inc, 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209-2411,
     Attention: Chief Financial Officer, with a copy to Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, Attention: Mark Stegemoeller.

          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

          12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act and
(ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall be deemed to be for the benefit of directors of each of the

Company or the Guarantors, officers of each of the Company and the Guarantors and any person controlling the Company within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          14.  DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY."   For
purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                              [SIGNATURE PAGE(S) FOLLOW]

     If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,


                              UNITED DEFENSE INDUSTRIES, INC.


                              By     /s/ Allan M. Holt
                                     -----------------
                              Name:  Allan M. Holt
                              Title: President


                              UDLP HOLDINGS CORP.


                              By     /s/ Allan M. Holt
                                     -----------------
                              Name:  Allan M. Holt
                              Title: President


                              IRON HORSE INVESTORS, L.L.C.


                              By     /s/ Allan M. Holt
                                     -----------------
                              Name:  Allan M. Holt
                              Title: Chairman


                              UNITED DEFENSE, L.P.
                              (only upon consummation of the Acquisition)
                              By:  United Defense Industries, Inc.,
                                   as General Partner


                              By     /s/ Allan M. Holt
                                     -----------------
                              Name:  Allan M. Holt
                              Title: President

Accepted:


LEHMAN BROTHERS INC.


By     /s/ Robert D. Redmond
       ---------------------
Name:  Robert D. Redmond
Title: Managing Director


BT ALEX. BROWN INCORPORATED


By     /s/ Amelia Silver
       -----------------
Name:  Amelia Silver
Title: Vice President


CHASE SECURITIES INC.


By     /s/ Mark N. Lightcap
       --------------------
Name:  Mark N. Lightcap
Title: Managing Director

                                      SCHEDULE I

     Initial Purchaser                  Principal Amount of Notes
     -----------------                  -------------------------
     LEHMAN BROTHERS INC.                    $120,000,000
     BT ALEX. BROWN INCORPORATED               60,000,000
     CHASE SECURITIES INC.                     20,000,000
                                              -----------

          TOTAL                              $200,000,000

                                      EXHIBIT A

                           [Registration Rights Agreement]

                                      EXHIBIT B

                         FORM OF OPINION OF LATHAM & WATKINS

          (a) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

          (b) UDLP is a limited partnership duly formed and validly existing and in good standing under the laws of Delaware with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

          (c) Iron Horse is a limited liability corporation duly formed and validly existing and in good standing under the laws of Delaware with full limited liability company power and authority to own, lease and operate its properties and to conduct its business.

          (d) UDLP Holdings Corp. is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business.

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Notes and the other Transaction Documents to which it is a party.

          (f) Each Guarantor (except UDLP) has and after giving effect to the Acquisition, UDLP will have, all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Purchase Agreement, the Guarantees and the other Transaction Documents to which it is a party.

          (g) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor (except UDLP) and, after giving effect to the Acquisition, the Purchase Agreement will be duly and validly authorized, executed and delivered by UDLP.

          (h) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor (except
UDLP) and, after giving effect to the Acquisition, the Registration Rights Agreement will be duly and validly authorized, executed and delivered by UDLP and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

          (i) The Indenture has been duly and validly authorized, executed and delivered by the Company and each Guarantor (except UDLP) and, after giving effect to the Acquisition, the Indenture will be duly and validly authorized, executed and delivered by UDLP and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Initial Notes contemplated hereby or in connection with the Exempt Resales. The Indenture meets the requirements for qualification under the 1939 Act.

          (j) The Initial Notes are in the form contemplated by the Indenture. The Initial Notes have been duly and validly authorized and executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, have been validly issued and delivered, and upon payment therefor by the Initial Purchasers in accordance with the Purchase Agreement will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

          (k)  The Guarantees are in the form contemplated by the Indenture.
The Guarantees to be endorsed on the Initial Notes have been duly and validly authorized and executed by each Guarantor (except UDLP) and, after giving effect to the Acquisition, the UDLP Guarantee will be duly and validly authorized and executed by UDLP in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, have been validly issued and delivered, and upon payment for the Initial Notes by the Initial Purchasers in accordance with the Purchase Agreement will constitute valid and binding obligations of each of the Guarantor, entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms.

          (l) The New Notes have been duly authorized and, when duly executed by the Company in accordance with the terms of the Indenture, authenticated by the Trustee and issued in exchange for the Initial Notes pursuant to the Registered Exchange Offer, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

          (m) The Guarantees to be endorsed on the New Notes have been duly authorized and, when duly executed by each Guarantor in accordance with the terms of the Indenture and when the New Notes are duly authenticated by the Trustee and issued in exchange for the Initial Notes pursuant to the Registered Exchange Offer, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms.

          (n) Each of the Transaction Documents (other than the Operative Documents) to which each of the Company and the Guarantors is a party has been duly and validly authorized, executed and delivered by the Company and the Guarantors, as the case may be (except UDLP) and after giving effect to the Acquisition each of the Transaction Documents (other than the Operative Documents) to which UDLP is a party will have been duly and validly authorized, executed and delivered by UDLP and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company and the Guarantors, as the case may be, enforceable against the Company and such Guarantors, as applicable, in accordance with its terms.

          (o) All the shares of Capital Stock of the Company and the Guarantors (except UDLP) have been duly authorized and validly issued, and are fully paid and nonassessable and, to the best knowledge of such counsel, are wholly owned by Iron Horse, the Company and/or one or more of such Guarantors free and clear of any lien, adverse claim, security interest, equity or other encumbrance (except pursuant to the Senior Credit Facility). After giving effect to the Acquisition, to the best knowledge of such counsel, all of the shares of Capital Stock of UDLP will be owned by the Company and/or one or more of the Guarantors free and clear of any lien, adverse claim, security interest, equity or other encumbrance (except pursuant to the Senior Credit Facility).

          (p) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened, against the Company or the Guarantors or to which any of their respective properties (or any of the properties to be acquired by the Company upon consummation of the transactions contemplated by the Acquisition Agreement), is subject, that are not disclosed in, or specifically contemplated by, the Offering Memorandum or the disclosure schedules to the Acquisition Agreement and which, if adversely decided, are reasonably likely to have a material adverse effect on the Company's business or financial condition (after giving effect to the indemnification provisions of the Acquisition Agreement and the terms of the Seller Note) or to materially affect the issuance of the Notes and the Guarantees or the consummation of the other transactions contemplated by the Transaction Documents.

          (q) Except as disclosed in, or specifically contemplated by, the Offering Memorandum, none of the issuance, offer or sale of the Notes and the Guarantees, the execution, delivery or performance by the Company or any Guarantor of the Purchase Agreement, the Guarantees or the other Transaction Documents to which the Company or any Guarantor is a party, compliance by the Company or such Guarantor with the provisions thereof nor consummation by the Company or any Guarantor of the transactions contemplated by the Transaction Documents to which the Company or any Guarantor is a party (i) requires any consent, approval, authorization or other order of, or registration or filing with, any U.S. Federal or New York court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions and except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the Guarantors, except any such conflict, breach or default determined to have occurred the allegation of which is disclosed in, or specifically contemplated by, the Offering Memorandum, or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement to which the Company or any Guarantor is a party identified to such counsel as material (the "Material Agreements") or materially and adversely affect the issuance of the Notes and the Guarantees or the consummation of other transactions contemplated by the Transaction Documents, except any such conflict, breach or default determined to have occurred the allegation of which is disclosed in, or specifically contemplated by, the Offering Memorandum, or
(iv) violates or will violate any federal or state law, statute, ordinance, or any rule, regulation, injunction or decree of any federal or state court or governmental agency to which the Company or any of the Guarantors or the property or assets of the Company or any of the Guarantors is subject or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor (except for liens arising under the Senior Credit Facility) pursuant to the terms of any agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor may be bound or to which any of the property or assets of the Company or any Guarantor is subject.

          (r) The Indenture, the Notes, Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          (s) Except as set forth in the Offering Memorandum, to the best of such counsel's knowledge, no holder of securities of the Company or any Guarantor is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

          (t) None of the Company or any Guarantor is, or immediately after the sale of the Notes and Guarantees to be sold hereunder and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (u) Assuming (i) the accuracy of, and compliance by you with, your representations, warranties, and covenants in Section 2 of the Purchase Agreement, (ii) that the initial resale of the Notes and Guarantees by you is made only to Eligible Purchasers, (iii) the accuracy of the Company's representations and warranties with respect to whether (x) any form of general solicitation was used by the Company or the Guarantors and (y) other offerings of securities are of the same class as other securities of the Company or the Guarantors that are listed on a national securities exchange registered under
Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, (iv) the accuracy of the representations made by each Accredited Institution in the form of Annex A to the Offering Memorandum, and
(v) that each QIB and Accredited Institution to whom you originally sell the Notes and Guarantees receives a copy of the Offering Memorandum at or prior to the delivery of a confirmation of sale, no registration of the Notes and Guarantees under the Act and no qualification of the Indenture under the 1939 Act is required in connection with the purchase of the Notes and Guarantees by you, or the initial resale of the Notes and Guarantees by you to Eligible Purchasers, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum.

          (v) Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulations G, T (assuming that you do not sell Notes to any person or entity subject to Regulation T for such person's or entity's own account), U or X of the Board of Governors of the Federal Reserve System.

          In addition, such counsel may also state that such counsel has participated in the conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent certified public accountants of the Company and the Guarantors, and your representatives and counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the statements of officers and other representatives of the Company and the Guarantors), no facts came to such counsel's attention that caused it to believe that the Offering Memorandum, on the date thereof or at the date of such opinion, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief with respect to the financial statements, schedules and the other financial and statistical data included in the Offering Memorandum).

          The opinions set forth in paragraphs (i), (j), (k), (l), (m) and (n) hereof may be subject to the limitations, qualifications and exceptions set forth in paragraphs (i), (ii) and (iii) below and such counsel's opinion set forth in paragraph (h) may be subject to the limitations, qualifications and exceptions set forth in paragraphs (i), (ii), (iii) and (iv) below:

   (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

  (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

 (iii) such counsel need not express an opinion with respect to the waiver of rights and defenses contained in Section 4.06 of the Indenture; and

  (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

          Such counsel need not express or render any opinion as to the applicability to the obligations of the Company or the Guarantors, under the Indenture, the Notes, the Guarantees, and the New Notes, of Sections 547 and 548 of the Bankruptcy Code or of the applicable state law (including without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

          Such counsel need not express any opinion with respect to paragraph
(q) as to the application of federal or state securities laws, state procurement laws, antitrust laws, or trade regulation laws or other laws which, if violated, would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or their ability to perform their respective obligations under the Transaction Documents.

          Such counsel (i) in rendering the opinion in paragraph (o), need not conduct any UCC or similar searches for filings that may have been made in respect of the Capital Stock of the Company and the Guarantors and may assume the Capital Stock is duly pledged and in the possession of the lenders under the Senior Credit Facility, and (ii) in rendering the opinion in paragraph (p) or
(q) with respect to legal or governmental proceedings, injunctions or decrees need not conduct any docket or similar searches of any court or governmental body.

          Such counsel may take such other exceptions as are customary or appropriate, including, with respect to clause (n), exceptions with respect to the enforceability opinions delivered in connection with the consummation of any of the other Transaction Documents.

          All or a portion of the opinions set forth in paragraph (q) relating to UDLP may be delivered by internal counsel to UDLP or other counsel reasonably satisfactory to the Initial Purchasers. No opinion need be given as to paragraph (q) with respect to any contract dealing with a Foreign Affiliate.